UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 12, 2011

RVUE HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

NEVADA

(State or Other Jurisdiction of Incorporation)

000-54348	94-3461079
(Commission File Number)	(IRS Employer Identification No.)

100 N.E. 3rd Avenue, Suite 200, Fort Lauderdale, Florida 33301

(Address of Principal Executive Offices) (Zip Code)

954-525-6464

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 12, 2011, rVue Holdings, Inc. (the “Company”) entered into a Note Purchase Agreement with the buyers listed therein (“Holders”).  The Company sold to the Holders secured convertible promissory notes (the “Notes”) in the aggregate principal amount of $260,000, which included $60,000 from executive officers of the Company. The Company received aggregate net proceeds of $260,000 from the sale of the Notes.

The Notes bears interest at the rate of 6% per annum.  To the extent that the Notes have not been previously converted in accordance with its terms, the Company shall repay the outstanding principal balance of the Notes, and any accrued but unpaid interest then due and payable, in full on November 30, 2012 (the “Maturity Date”). In the event a strategic investment, i.e. an investment in the Company by an entity considered to be strategic by the Company’s Board of Directors (“Strategic Investment”) is consummated by the Company prior to the Maturity Date, all of the unpaid principal balance and interest may be convertible at the option of the Holder into common shares (“Shares”) of the Company at the conversion rate of 75% of the share price established for the Strategic Investment (the “Conversion Price”). In the event that a Strategic Investment is made by means of an instrument other than Shares (e.g. Preferred Stock or Convertible Preferred Stock (“Preferred”)) then the Holder will have the option to convert at the conversion rate of 70% of the share price that the Preferred is convertible into Shares. If no Strategic Investment is consummated by the Company by the Maturity Date, all of the unpaid principal and interest due on the Notes, will be due and payable, and may, at the option of the Holder, be converted into Shares at a conversion price of $0.25 per Share.

The Notes are secured by a first priority security interest on all of the Company’s and its subsidiaries’ assets pursuant to a Security Agreement, which also provides that David Loppert, the Company’s Chief Financial Officer, shall act as Collateral Agent for the Holders.  The Holders and David Loppert have entered into a Collateral Agent Agreement in connection with this arrangement.

The foregoing description of the transaction and the documents does not purport to be complete and is qualified in its entirety by reference to the complete text of (i) the Form of Convertible Promissory Note, which is filed as Exhibit 4.1 hereto, (ii) the Note Purchase Agreement, which is filed as Exhibit 4.2 hereto, (iii) the Security Agreement, which is filed as Exhibit 4.3 hereto, and (iv) Collateral Agent Agreement, which is filed as Exhibit 4.4 hereto, each of which is incorporated herein by reference.

Exhibits.

(d)	Exhibits.

Exhibit No.	Description
4.1	Form of Convertible Promissory Note.
4.2	Note Purchase Agreement dated as of December 12, 2011 among the Company and the investors listed therein.
4.3	Security Agreement dated as of December 12, 2011 among the Company, the collateral agent and the noteholders listed therein.
4.4	Collateral Agent Agreement dated as of December 12, 2011 among David Loppert, as collateral agent, and the noteholders listed therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RVUE HOLDINGS, INC.

Dated: December 16, 2011	By:	/s/David A. Loppert
David A. Loppert
Chief Financial Officer

EXHIBITS INDEX

Exhibit No.	Description
4.1	Form of Convertible Promissory Note.
4.2	Note Purchase Agreement dated as of December 12, 2011 among the Company and the investors listed therein.
4.3	Security Agreement dated as of December 12, 2011 among the Company, the collateral agent and the noteholders listed therein.
4.4	Collateral Agent Agreement dated as of December 12, 2011 among David Loppert, as collateral agent, and the noteholders listed therein.